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JOS. A. BANK CLOTHIERS, INC.

(Name of Registrant as Specified In Its Charter)

JOS. A. BANK CLOTHIERS, INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JOS. A. BANK CLOTHIERS, INC.

500 Hanover Pike

Hampstead, Maryland 21074

Dear Stockholder:

You are cordially invited to attend the 2003 annual meeting of stockholders of Jos. A. Bank Clothiers, Inc., which will be held at the Company’s corporate offices, 500 Hanover Pike, Hampstead, Maryland, commencing at 10:00 a.m. on Tuesday, June 17, 2003.

The following pages contain the formal notice of the annual meeting and the related Proxy Statement. The Company’s Annual Report for the fiscal year ended February 1, 2003 is enclosed with this proxy material. The Annual Report is not to be regarded as proxy solicitation material.

Issues to be considered and voted upon at the annual meeting are set forth in your Proxy Statement. You are encouraged to review carefully the Proxy Statement and attend the annual meeting in person. If you cannot attend the annual meeting in person, please be sure to sign and date the enclosed proxy card and return it at your earliest convenience so that your shares will be represented at the annual meeting.

I look forward to meeting you on June 17th and discussing with you the business of your company.

Sincerely,

Robert N. Wildrick,

President and Chief Executive Officer

May 16, 2003

JOS. A. BANK CLOTHIERS, INC.

500 Hanover Pike

Hampstead, Maryland 21074

Notice of Annual Meeting of Stockholders to be Held

June 17, 2003

To the Stockholders of Jos. A. Bank Clothiers, Inc.:

The 2003 annual meeting of stockholders of Jos. A. Bank Clothiers, Inc. (the “Company”) will be held at the Company’s corporate offices, 500 Hanover Pike, Hampstead, Maryland, at 10:00 a.m. on Tuesday, June 17, 2003. At the meeting, stockholders will act on the following matters:

1.	Election of a director for a term expiring in 2006 or at such later time as his successor has been duly elected and qualified;

2.	Ratification of the selection of KPMG LLP as the Company’s independent public accountants for the fiscal year ending January 31, 2004; and

3.	Transaction of any other business that may properly come before the meeting or any postponement or adjournment.

The Board of Directors has fixed the close of business on May 2, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any postponement or adjournment.

By order of the Board of Directors,

Charles D. Frazer,

Secretary

May 16, 2003

JOS. A. BANK CLOTHIERS, INC.

500 Hanover Pike

Hampstead, Maryland 21074

ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed form of proxy is solicited on behalf of the Board of Directors (the “Board”) of Jos. A. Bank Clothiers, Inc., a Delaware corporation (the “Company”), to be voted at the 2003 annual meeting of stockholders to be held on June 17, 2003 at 10:00 a.m. at the Company’s corporate offices, 500 Hanover Pike, Hampstead, Maryland and at any postponement or adjournment (the “Meeting”). This Proxy Statement and the accompanying form of proxy will be mailed on or about May 16, 2003 to all stockholders entitled to vote at the Meeting. The Company’s Annual Report for the fiscal year ended February 1, 2003 (“Fiscal 2002”) is enclosed with this proxy material. The Company’s Annual Report is not to be regarded as proxy solicitation material.

You can ensure that your shares will be voted by signing and returning the enclosed proxy in the envelope provided. Unless otherwise specified in the proxy (and except for broker non-votes and abstentions as described below), stock represented by proxies will be voted (a) FOR the election of the nominated director, (b) FOR the ratification of the selection of KPMG LLP (“KPMG”) as the Company’s independent public accountants for the fiscal year ending January 31, 2004 (“Fiscal 2003”) and (c) at the discretion of the proxyholders with respect to such other matters as may come before the Meeting. Granting a proxy will not affect your right to attend the Meeting and vote in person. Any stockholder giving a proxy will have the right to revoke it at any time prior to its exercise by (i) giving written notice of revocation to the Company, Attention: Secretary; (ii) filing a new written appointment of a proxy with an officer of the Company; or (iii) voting in person at the Meeting. Attendance at the Meeting will not automatically revoke the proxy.

The cost of solicitation of proxies by the Company, which is estimated to be less than $2,500, will be borne by the Company. Directors, officers and employees of the Company may solicit proxies by telephone, electronic transmission or personal interview, but will not be specially compensated for such services. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of shares.

Stockholders of record of the Company’s common stock, $.01 par value (the “Common Stock”) as of the close of business on May 2, 2003 (the “Record Date”) are the only persons entitled to vote at the Meeting. As of the Record Date, the Company had outstanding 6,202,123 shares of Common Stock, the Company’s only class of voting securities outstanding. Each share of Common Stock outstanding entitles the holder thereof to one vote. The presence, in person or by proxy, of the holders of a majority of all the outstanding shares of Common Stock constitutes a quorum at the Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Abstentions as to the proposal to ratify the selection of KPMG as the Company’s independent public accountants will have the same effect as votes against such proposal. For the purpose of determining approval of such proposal, broker non-votes will be treated as not having been voted and will not be counted as votes for or against such proposal.

The Company’s principal executive offices are located at 500 Hanover Pike, Hampstead, Maryland 21074.

PROPOSAL NO. 1

ELECTION OF DIRECTOR

The Board consists of four members and is divided into three classes. Each class holds office for a term of three years. In keeping with the highest standards of corporate governance, this year’s nominee for director, Andrew A. Giordano, was nominated solely by the independent members of the Board, who acted as an ad hoc nominating committee. Mr. Giordano was nominated for re-election to the Board for a term of three years expiring at the 2006 annual meeting of stockholders or at such later time as his successor is duly elected and qualified. In voting for director, for each share of Common Stock held as of the Record Date, the stockholder is entitled to cast one vote either in favor of or against the candidate, or to abstain from voting for the candidate. The Board recommends a vote FOR Mr. Giordano as director. It is intended that shares represented by the enclosed form of proxy will be voted in favor of the election of Mr. Giordano as director. Mr. Giordano is currently a director of the Company. If Mr. Giordano should become unavailable for election, the shares represented by such proxies will be voted for such substitute nominee as may be determined by the Board. The Board has no reason to expect that Mr. Giordano will not be a candidate for director at the Meeting. The election of a director requires the affirmative vote of a plurality of the shares of Common Stock present or represented and entitled to vote at the Meeting.

Director Standing for Election. The director standing for election is:

Andrew A. Giordano                                                                                                                                                  Director since 1994

Mr. Giordano, 70, has served as Chairman of the Board of the Company since May 1999. He was interim Chief Executive Officer of the Company from May 1999 to October 1999. Mr. Giordano has been a principal of The Giordano Group, Limited, a diversified consulting firm, since its founding in February 1993. Mr. Giordano was the President and Chief Operating Officer of Graham-Field Health Products, Inc. from February 1998 to June 1998 and was a director of Graham-Field from 1994 to June 19981. Mr. Giordano is a director of several privately held companies including Nomos Corporation, a leading supplier of advanced radiation therapy solutions in the fight against cancer, and Dale Carnegie & Associates, Inc., a global provider of locally delivered training in leadership, sales, interpersonal and communications skills. Mr. Giordano is a director of the United States Navy Memorial Foundation and the Navy, Marine Corps, Coast Guard Residence Foundation. In 1984, Mr. Giordano retired from his position as CEO, Naval Supply Systems Command with the rank of Rear Admiral.

Continuing Director with a term expiring in 2004. The following director was elected at the Company’s 2001 annual meeting for a term expiring at the Company’s 2004 annual meeting or at such later time as his successor is duly elected or qualified:

Gary S. Gladstein                                                                                                                                                       Director since 1989

Mr. Gladstein, 58, has been a Senior Consultant to Soros Fund Management LLC, an investment advisory firm, since January 2000. From 1989 to December 1999, he was a Managing Director and the Chief Operating Officer of Soros Fund Management LLC. Mr. Gladstein is also a certified public accountant. Mr. Gladstein is a director of Mueller Industries, Inc., a publicly traded company listed on the New York Stock Exchange; Cresud, S.A., a publicly traded agriculture company in Argentina with Global Depository Receipts listed on NASDAQ; The Dolphin Fund and certain other non-public companies.

[1]	Mr. Giordano’s affiliation with Graham-Field ended in June 1998. Eighteen months later, on December 27, 1999, Graham-Field filed a petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (99-4457-MFW).

Continuing Directors with terms expiring in 2005. The following directors were elected at the Company’s 2002 annual meeting for terms expiring at the Company’s 2005 annual meeting or at such later time as their respective successors are duly elected or qualified:

David A. Preiser                                                                                                                                                       Director since 1990

Mr. Preiser, 46, is a Senior Managing Director of Houlihan, Lokey, Howard & Zukin, Inc., an investment banking firm (“Houlihan, Lokey”) and serves as a member of its Board of Directors. Mr. Preiser was a Managing Director of Houlihan, Lokey from January 1993 to December 2001. Mr. Preiser has been the Managing Partner of Sunrise Capital Partners, L.P., a private equity fund affiliated with Houlihan, Lokey, since the inception of the fund in December 1998. Mr. Preiser is a director of NVR, Inc. (Amex: NVR) and a director of Nexiq Technologies, Inc. 2 a delisted public company which is a Sunrise portfolio company. Mr. Preiser is also a director of several privately held Sunrise portfolio companies.

Robert N. Wildrick                                                                                                                                                   Director since 1994

Mr. Wildrick, 59, has served as Chief Executive Officer of the Company since November 1999 and President of the Company since December 1999. He was Director, President and Chief Executive Officer of Venture Stores, Inc. (“Venture”), a publicly traded family value retailer, from April 1995 to May 1998 and was Chairman of the Board of Venture from January 1996 to May 1998. From 1976 to April 1995, Mr. Wildrick was employed by Belk Stores Services, a retailing company, in various capacities, including Corporate Executive Vice President for Merchandise and Sales Promotion, Chief Merchandising Officer, Senior Vice President (Corporate) and General Manager. Mr. Wildrick currently serves on the Board of Directors of the Greater Baltimore Alliance, the Advisory Board of Johns Hopkins Children’s Hospital and the Board of Directors of the Pride of Baltimore. Mr. Wildrick is a former member of the Board of Directors and the executive committee of The Fashion Association and a former member of the Board of Directors of Goodwill Industries International, Inc.

Certain of the Company’s directors were elected pursuant to a stockholders agreement which has since been amended and restated. Pursuant to such agreement, Mr. Gladstein was elected as the designee of the Company’s then minority stockholder, Quantum Fund, N.V., while Mr. Preiser (together with certain former Company directors) was elected as the designee of JAB Holdings, Inc. As of January 29, 1994, the Company’s stockholders entered into an Amended and Restated Shareholders Agreement (the “Shareholders Agreement”) pursuant to which Mr. Giordano was elected as the designee of Altus Finance Co. and Mr. Wildrick was elected as the designee of the majority of the directors then in office. The provisions of the Shareholders Agreement relating to the election of the directors terminated effective upon the closing of the Company’s initial public offering of the Common Stock in May 1994.

Board and Committee Meetings

The Board

In Fiscal 2002, the Board held 4 meetings. During this period, each of the directors attended or participated in 100% of the aggregate of (a) the total number of meetings of the Board and (b) the total number of meetings held by all committees on which such director served. The Board has an Audit Committee, a Compensation Committee and an Incentive Plan Committee.

[2]	On October 11, 2002, Nexiq filed a petition for relief under Chapter 11 of the United States Bankruptcy Court for the Eastern District of Michigan, Southern Division (02-63996-WS).

Audit Committee

The Audit Committee is comprised of Messrs. Giordano, Gladstein (Chairman) and Preiser, all of whom are independent directors as defined under the listing standards of the National Association of Securities Dealers, Inc. The Audit Committee is governed by a Board-approved charter that contains, among other things, the Committee’s membership requirements and responsibilities. A copy of the Audit Committee charter is attached hereto as Appendix A. The Audit Committee is appointed by the Board to assist the Board with the oversight of: (1) the integrity of the financial statements of the Company; (2) the independent auditor’s qualifications and independence; (3) the performance of the Company’s internal audit function and independent auditor; (4) the adequacy of the Company’s systems of internal accounting and financial controls; and (5) the Company’s compliance with ethics policies and legal and regulatory requirements. The Audit Committee met six times in Fiscal 2002. During each of the meetings, the Audit Committee had the opportunity to discuss matters with the Company’s independent public accountants outside the presence of management.

The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor reports directly to the Audit Committee. The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee has the authority, to the extent it deems necessary or appropriate to carry out its duties, to retain independent legal, accounting or other advisors, payment (as determined by the Audit Committee) for which is provided by the Company. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Board has determined that Mr. Gladstein is the Audit Committee financial expert. The Board made a qualitative assessment of Mr. Gladstein’s level of knowledge and experience based on a number of factors, including Mr. Gladstein’s formal education and licensure as a certified public accountant; his thirteen (13) years of experience as an auditor with Arthur Young & Co.; and his fourteen (14) years of experience as the chief operating and/or financial officer of Soros Fund Management, LLC.

Compensation Committee

The functions of the Compensation Committee include supervising the Company’s compensation policies, reviewing officers’ salaries and bonuses, approving significant changes in employee benefits and considering other matters referred to it by the Board. Prior to the ratification of the adoption of the Company’s 2002 Long-Term Incentive Plan (the “2002 Incentive Plan”) at the Company’s 2002 annual meeting, the Compensation Committee administered the Company’s 1994 Long-Term Incentive Plan (as amended, the “1994 Incentive Plan”). After the adoption of the 2002 Incentive Plan and the formation of the Incentive Plan Committee, responsibility for administration of both the 1994 Incentive Plan and 2002 Incentive Plan (collectively, the “Incentive Plans”) was transferred to the new committee. The Compensation Committee is comprised of Messrs. Giordano, Gladstein, Preiser (Chairman) and Wildrick. The Compensation Committee met three times in Fiscal 2002.

Incentive Plan Committee

The function of the Incentive Plan Committee is to administer the Incentive Plans. The Incentive Plan Committee is composed of Messrs. Gladstein and Preiser, both of whom are “disinterested persons” within the meaning of Rule 16b-3 of the Exchange Act and are “outside directors” for purposes of Internal Revenue Code Section 162(m)(4)(C). The Incentive Plan Committee did not meet during Fiscal 2002, but twice took action by unanimous written consent.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Messrs. Giordano, Gladstein, Preiser and Wildrick. No such member of the Compensation Committee was at any time an officer or employee of the Company or any of its subsidiaries, except that Mr. Giordano was the interim Chief Executive Officer of the Company between May 1999 and October 1999 and Mr. Wildrick is the Chief Executive Officer of the Company. Mr. Giordano abstained from participation in decisions regarding his compensation as Chief Executive Officer. Mr. Wildrick abstains from participation in decisions regarding his compensation as Chief Executive Officer and does not attend executive sessions of the Committee wherein his compensation might be discussed.

Compensation of Directors

Each director who is not also an employee of the Company (an “Independent Director”) receives an annual retainer of $18,500. In compensation for his duties as Chairman of the Board and lead Independent Director, Mr. Giordano receives an additional annual retainer of $35,000. Each Independent Director also receives (a) attendance fees of $2,500 per Board meeting and $1,000 per Committee meeting and (b) reimbursement for an annual acquisition of Common Stock having a market value of $15,000 as of the time of acquisition, plus actual brokerage fees incurred. One-half of the usual meeting attendance fee (i.e., $1,250 and $500, respectively) is paid to each Independent Director for participation in each telephonic Board or Committee meeting. All directors are reimbursed for actual out-of-pocket expenses incurred by them in connection with their attending meetings of the Board or of a Committee.

Pursuant to the 1994 Incentive Plan, each Independent Director received an option to purchase up to 20,000 shares of Common Stock at an exercise price equal to the fair market price of a share of Common Stock on August 1, 1994, the date of grant (the “1994 Initial Formula Award”). Except as set forth in the immediately following sentence, 4,000 options issued under the 1994 Initial Formula Award became exercisable on each January 1 following the grant date. An Independent Director who failed to attend at least 75% of the Board meetings in any calendar year automatically forfeited the right to exercise such portion of the option that would otherwise have become exercisable on the next following January 1, which portion ceased to have any force or effect. All of the options under 1994 Initial Formula Award either have vested or were forfeited as of January 1, 1999.

Also pursuant to the 1994 Incentive Plan, each Independent Director is entitled to receive on August 1 of each year an immediately exercisable option to purchase up to 1,000 shares of Common Stock at an exercise price equal to the fair market price of the Common Stock on the date of grant (the “1994 Annual Formula Award”; the 1994 Initial Formula Award and the 1994 Annual Formula Award are hereinafter collectively referred to as the “1994 Formula Awards”). The exercise price of the 1994 Annual Formula Award granted to the Independent Directors in Fiscal 2002 was $14.34 per share. Options granted to Independent Directors under the 1994 Formula Awards generally expire and cease to be of any force or effect on the earlier of the tenth anniversary of the date of any such grant or the first anniversary of the date on which an optionee ceases to be a member of the Board.

Formula awards which may be granted to Independent Directors pursuant to the 2002 Incentive Plan are upon substantially the same terms and conditions as the 1994 Formula Awards. If a current Independent Director received a 1994 Initial Formula Award, that Independent Director will not receive an additional initial formula award under the 2002 Incentive Plan. Independent Directors will not receive annual formula awards under both the 1994 Incentive Plan and the 2002 Incentive Plan for a particular year. The

Company does not expect that Independent Directors will receive formula awards under the 2002 Incentive Plan until the expiration or earlier exhaustion of the 1994 Incentive Plan.

On March 14, 2003, each Independent Director received a discretionary grant of options under the 2002 Incentive Plan to purchase up to 20,000 shares of Common Stock at an exercise price of $23.15, the fair market price of a share of Common Stock on the date of grant. Except as set forth in the immediately following sentence, 5,000 of such options will become exercisable on January 1 each year 2004 through 2007. An Independent Director who fails to attend at least 75% of the Board meetings in any calendar year will automatically forfeit his right to exercise that portion of the option that would otherwise become exercisable on the next following January 1, which portion will cease to have any force or effect. The 2003 options expire and cease to be of any force or effect on the earlier of March 14, 2013 (the tenth anniversary of the date of the grant) or the first anniversary of the date on which an optionee ceases to be a member of the Board.

The table which follows contains compensation information for each of the three Independent Directors.

Name	Fiscal Year	Annual Retainer ($)	Meeting Fees ($)	Stock Purchase ($)	Other Compensation ($)	Securities Underlying Options (#)
Andrew A. Giordano	2002	53,500	17,000	15,250	—	1,000
	2001	53,500	21,750	15,416	50,000[3]	1,000
	2000	53,500	22,000	15,000	—	1,000

Gary S. Gladstein	2002	18,500	17,000	15,032	—	1,000
	2001	18,500	21,750	15,000	—	1,000
	2000	18,500	21,500	15,120	—	1,000

David A. Preiser	2002	18,500	17,000	15,304	—	1,000
	2001	18,500	18,750	15,189	—	1,000
	2000	18,500	19,750	15,160	—	1,000

[3]	Mr. Giordano’s other compensation for Fiscal 2001 consists of fees for services rendered to the Company in connection with the negotiation of a strategic transaction ($50,000).

Audit Committee Report

The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to: (1) the integrity of the financial statements of the Company; (2) the independent auditor’s qualifications and independence; (3) the performance of the Company’s internal audit function and independent auditor; (4) the adequacy of the Company’s systems of internal accounting and financial controls; and (5) the Company’s compliance with ethics policies and legal and regulatory requirements. The Audit Committee is comprised of Messrs. Giordano, Gladstein (Chairman) and Preiser. The Audit Committee met six times in Fiscal 2002.

The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for Fiscal 2002. The Audit Committee has discussed with KPMG, the Company’s independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified and supplemented.

The Audit Committee has also received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, as modified or supplemented, and the Audit Committee has discussed the independence of KPMG from the Company.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s annual report on Form 10-K for Fiscal 2002 for filing with the Securities and Exchange Commission.

Audit Committee for Fiscal 2002:

Andrew A. Giordano

Gary S. Gladstein (Chairman)

David A. Preiser

EXECUTIVE OFFICERS AND COMPENSATION OF MANAGEMENT

Executive Officers

Other than Mr. Wildrick, who is listed above as a continuing director, the executive officers of the Company are:

R. Neal Black

Mr. Black, 48, has been the Company’s Executive Vice President for Merchandising and Marketing since January 2000. Mr. Black was Senior Vice President, General Merchandise Manager, of the McRae’s division of Saks Incorporated from June 1998 to January 2000 and was Senior Vice President of Product Development and General Merchandise Manager of Venture Stores, Inc. from September 1996 to April 1998.

Gary W. Cejka

Mr. Cejka, 53, has been the Company’s Senior Vice President for Store Operations since December 1997.

Jerry L. DeBoer

Mr. DeBoer, 59, has been the Company’s Senior Vice President for Marketing since December 2000. Mr. DeBoer was Vice President, Men’s, of the Parisian Division of Saks Incorporated from 1999 to 2000 and was the Senior Vice President, General Merchandise Manager, Soft Lines, of Venture Stores, Inc. from 1995 to 1998.

Charles D. Frazer

Mr. Frazer, 44, has been the Company’s General Counsel and Secretary, since 1994 and a Senior Vice President of the Company since December 1997.

Robert B. Hensley

Mr. Hensley, 50, has been the Company’s Executive Vice President for Stores and Operations since December 1999. Mr. Hensley was Senior Vice President for Human Resources of Office Max, Inc. from July 1998 to November 1999 and Executive Vice President for Stores and Operations of Venture Stores, Inc. from May 1997 to June 1998.

Gary Merry

Mr. Merry, 40, has been the Company’s Senior Vice President-Chief Information Officer since June 2001 and was the Company’s Chief Information Officer from September 2000 to June 2001. Mr. Merry was Vice President of the Digital Commerce Division of First American Information Systems from March 1999 to September 2000 and was Vice President, Group Manager/Consumer Finance Technology, of Bank of America from July 1996 to March 1999.

David E. Ullman

Mr. Ullman, 45, has been the Company’s Executive Vice President-Chief Financial Officer since September 1995 and was the Company’s Chief Administrative Officer from June 1997 to December 1999.

Compensation Committee Report on Executive Officer Compensation

The Company applies a consistent philosophy to compensation for all employees, including executive officers. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and stockholders.

The functions of the Compensation Committee include supervising the Company’s compensation policies, reviewing officers’ salaries and bonuses, approving significant changes in employee benefits and considering other matters referred to it by the Board. Prior to the adoption of the 2002 Incentive Plan at the Company’s 2002 annual meeting, the Compensation Committee administered the 1994 Incentive Plan. After the adoption of the 2002 Incentive Plan and the formation of the Incentive Plan Committee, responsibility for administration of both the 1994 Incentive Plan and 2002 Incentive Plan was transferred to the new committee.

Compensation Philosophy

The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward senior management who contribute to the long-term success of the Company. To achieve these goals, the Company’s executive compensation program is composed of cash-based compensation (in the form of base salaries and bonuses) and equity-based compensation (in the form of stock option grants). Equity-based compensation is discussed in the section of this Proxy Report titled “Report of the Incentive Plan Committee on Executive Compensation”. Having a compensation program that allows the Company to successfully attract and retain key employees permits the Company to enhance stockholder value, foster innovation and teamwork and adequately reward employees.

The Company has established the following principles to guide development of the Company’s compensation program and to provide a framework for compensation decisions:

•	provide a total compensation package that will attract the best talent to the Company, motivate individuals to perform at their highest levels, reward outstanding performance and retain executives whose skills are critical for building long-term stockholder value; and

•	establish for senior management annual incentives that are directly tied to the overall financial performance of the Company.

Cash-Based Compensation

The Company determines compensation for employees by reviewing the aggregate of base salary and annual bonus for comparable positions in the market. The Company has an annual bonus plan which is approved by the Chief Executive Officer and the Compensation Committee. For Fiscal 2002, all of the Company’s officers and certain key managers (as determined by the Compensation Committee upon recommendation of the Chief Executive Officer) were included in the Fiscal 2002 Basic Bonus Plan (the “Basic Bonus Plan”). Maximum potential awards under the Basic Bonus Plan ranged from 10% to 125% of the participants’ base salaries. For certain executive officers, the percentage of base salary constituting the maximum potential award under the Basic Bonus Plan is determined pursuant to written employment agreements. These agreements are discussed in the section of this Proxy

Statement titled “Executive Employment Agreements”. The Basic Bonus Plan established (a) two goals (the “EPS Goals”) for Company earnings per share after payment of bonuses (the “Company’s EPS”), which were uniform for all Basic Bonus Plan participants; and (b) goals for departmental/individual performance (the “Performance Goals”), which varied with each Basic Bonus Plan participant. The first EPS Goal for Fiscal 2002 was $1.10, representing 10% growth over Fiscal 2001’s third EPS goal of $1.00. No bonus was payable to any Basic Bonus Plan participant unless the Company’s EPS were at least equal to the first EPS Goal (regardless of whether such participant satisfied his/her Performance Goals). The second EPS Goal for Fiscal 2002 was $1.15, representing 15% growth over Fiscal 2001’s third EPS goal of $1.00. The maximum potential award was to be paid to any Basic Bonus Plan participant if the Company’s EPS were at least equal to the second EPS Goal and such participant satisfied all of his/her Performance Goals. If the Company’s EPS were between the first and second EPS Goals or if a participant only partially satisfied his/her Performance Goals, bonuses could have been prorated. The Company’s EPS in Fiscal 2002 were $1.55 per share, 35% over the second EPS Goal (and 48% over Fiscal 2001 earnings per share). Therefore, the maximum potential award was paid to each Basic Bonus Plan participant (other than senior managers) who satisfied all applicable Performance Goals.

The Compensation Committee found it to be in the best interest of stockholders to encourage and reward exceptional financial performance of the Company by establishing for the senior management of the Company an additional bonus plan (the “Incentive Bonus Plan”). The Incentive Bonus Plan established a third EPS Goal of $1.20, representing 20% growth in Fiscal 2001’s third EPS goal of $1.00. If the third EPS Goal was reached, instead of receiving a bonus under the Basic Bonus Plan, each Incentive Bonus Plan participant would receive a bonus equal to either one and one-half or two times (depending upon the participant) any bonus otherwise payable to such participant under the Basic Bonus Plan. If the Company’s EPS were between the second EPS Goal and the third EPS Goal, the EPS Goal-based award under the Incentive Bonus Plan would be prorated. The Company’s EPS in Fiscal 2002 were $1.55 per share, 29% over the third EPS Goal (and 48% over Fiscal 2001 earnings per share). Therefore, the maximum potential award was paid to each Incentive Bonus Plan participant who satisfied all applicable Performance Goals.

Chief Executive Officer Compensation

During Fiscal 2002, pursuant to his employment agreement with the Company, Mr. Wildrick received a base salary of $750,000 and an allowance of $1,750 per month for his car and other expenses. On March 15, 2002, Mr. Wildrick was granted an option to purchase up to 100,000 shares of Common Stock at an exercise price of $10.749 per share and on July 24, 2002, Mr. Wildrick was granted an option to purchase up to 100,000 shares of Common Stock at an exercise price of $14.88 per share. The Compensation Committee reviewed Mr. Wildrick’s employment agreement, the Incentive Bonus Plan and the results of operations of the Company for Fiscal 2002 in order to determine the bonus payable to Mr. Wildrick. The Compensation Committee recognized that the Company’s EPS in Fiscal 2002 were $1.55 per share, 29% over the third EPS Goal (and 48% over Fiscal 2001 earnings per share) and determined that a bonus in the amount of $1,875,000 was payable to Mr. Wildrick under the Incentive Bonus Plan.

Compensation Committee for Fiscal 2002:

Andrew A. Giordano

Gary S. Gladstein

David A. Preiser (Chairman)

Robert N. Wildrick

Incentive Plan Committee Report on Executive Officer Compensation

The executive officers of the Company, as well as all employees of the Company, are eligible, but not entitled (except as otherwise set forth in any applicable employment agreement) to participate in the 1994 Incentive Plan and 2002 Incentive Plan. The purpose of the Incentive Plans is to provide additional incentives to employees to maximize stockholder value by aligning more closely the employees’ and stockholders’ interests through employee stock ownership. The Incentive Plans use long-term vesting periods to encourage key employees to continue in the employ of the Company. The Incentive Plan Committee administers the Incentive Plans.

Subject to the terms and conditions of the Incentive Plans, the Incentive Plan Committee has the authority to determine those individuals to whom stock options are awarded, the terms upon which option grants are made and the number of shares subject to each option. Consistent with the Company’s compensation philosophy as set forth above in the Compensation Committee report, the Incentive Plan Committee selects as recipients of discretionary awards under the Incentive Plans those employees, officers, directors and consultants whose performance it determines significantly promotes the success of the Company, thereby enhancing stockholder value. The Incentive Plan Committee also has the authority to interpret and determine all questions of policy with respect to the Incentive Plans and grants thereunder and to adopt rules, regulations, agreements and instruments deemed necessary for the proper administration of the Incentive Plans.

Incentive Plan Committee for Fiscal 2002:

Gary S. Gladstein

David A. Preiser (Chairman)

Summary Compensation of Executive Officers

The tables which follow (Summary Compensation, Option Grants and Aggregated Option Exercises) contain information, as of the end of Fiscal 2002, on (a) the Company’s Chief Executive Officer (the “CEO”); and (b) the Company’s four most highly compensated executive officers (other than the CEO) who were serving as executive officers at the end of Fiscal 2002 (collectively with the CEO, the “Named Executive Officers”).

I. Summary Compensation Table

The table which follows includes information concerning the compensation of the Named Executive Officers in the last three complete fiscal years.

Annual Compensation				Long-term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus [4] ($)	Securities Underlying Options (#)	All Other Compensation ($)
CEO
Robert N. Wildrick President and Chief Executive Officer	2002 2001 2000	750,000 455,141 458,654	1,875,000 924,300 900,000	200,000 150,000 —	33,847 31,263 24,618	[5] [6] [7]
Four Other Most Highly Compensated Officers
Robert B. Hensley Executive Vice President, Stores and Operations	2002 2001 2000	273,458 254,950 257,759	275,000 254,950 202,285	20,000 — —	19,461 31,376 72,875	[8] [9] [10]
R. Neal Black Executive Vice President, Merchandising and Marketing	2002 2001 2000	273,267 252,475 256,283	275,000 252,475 201,142	20,000 — —	19,245 17,350 68,768	[11] [12] [13]
David E. Ullman Executive Vice President, Chief Financial Officer	2002 2001 2000	223,494 202,305 201,402	225,000 205,420 158,044	20,000 — —	12,876 12,103 13,188	[14] [15] [16]
Jerry L. DeBoer Senior Vice President, Marketing	2002 2001 2000	180,000 180,000 31,154	108,000 108,000 10,000	5,000 — —	12,306 69,533 897	[17] [18] [19]

[4]	Amounts in the “Bonus” column generally represent bonuses attributable to performance in the stated fiscal year. Bonuses are paid in the next following fiscal year.
[5]	Mr. Wildrick’s other compensation for Fiscal 2002 consists of (a) payments by the Company for certain insurance premiums ($8,047); (b) an allowance for Mr. Wildrick’s car and other expenses ($21,000); and (c) the Company’s contribution to Mr. Wildrick’s 401(k) and/or 401(s) retirement account(s) ($4,800).
[6]	Mr. Wildrick’s other compensation for Fiscal 2001 consists of (a) payments by the Company for certain insurance premiums ($8,790); (b) an allowance for Mr. Wildrick’s car and other expenses ($19,708); and (c) the Company’s contribution to Mr. Wildrick’s 401(k) and/or 401(s) retirement account(s) ($2,765).
[7]	Mr. Wildrick’s other compensation for Fiscal 2000 consists of (a) payments by the Company for certain insurance premiums ($7,471); (b) an allowance for Mr. Wildrick’s car and other expenses ($16,512); and (c) the Company’s contribution to Mr. Wildrick’s 401(k) and/or 401(s) retirement account(s) ($635).
[8]	Mr. Hensley’s other compensation for Fiscal 2002 consists of (a) payments by the Company for certain insurance premiums ($5,061); (b) an automobile allowance ($9,600); and (c) the Company’s contribution to Mr. Hensley’s 401(k) and/or 401(s) retirement account(s) ($4,800).
[9]	Mr. Hensley’s other compensation for Fiscal 2001 consists of (a) payments by the Company for certain insurance premiums ($4,353); (b) an automobile allowance ($9,600); (c) a moving allowance ($16,804); and (d) the Company’s contribution to Mr. Hensley’s 401(k) and/or 401(s) retirement account(s) ($619).
[10]	Mr. Hensley’s other compensation for Fiscal 2000 consists of (a) payments by the Company for certain insurance premiums ($4,190); (b) an automobile allowance ($9,785); (c) a moving allowance ($58,281); and (d) the Company’s contribution to Mr. Hensley’s 401(k) and/or 401(s) retirement account(s) ($619).
[11]	Mr. Black’s other compensation for Fiscal 2002 consists of (a) payments by the Company for certain insurance premiums ($4,845); (b) an automobile allowance ($9,600); and (c) the Company’s contribution to Mr. Black’s 401(k) and/or 401(s) retirement account(s) ($4,800).
[12]	Mr. Black’s other compensation for Fiscal 2001 consists of (a) payments by the Company for certain insurance premiums ($4,350); (b) an automobile allowance ($9,600); and (c) the Company’s contribution to Mr. Black’s 401(k) and/or 401(s) retirement account(s) ($3,400).
[13]	Mr. Black’s other compensation for Fiscal 2000 consists of (a) payments by the Company for certain insurance premiums ($3,494); (b) an automobile allowance ($9,785); and (c) a moving allowance ($55,489).
[14]	Mr. Ullman’s other compensation for Fiscal 2002 consists of (a) payments by the Company for certain insurance premiums ($4,260); (b) the Company’s contribution to Mr. Ullman’s 401(k) and/or 401(s) retirement account(s) ($4,800); and (c) the taxable value of the personal use of a Company car ($3,816).
[15]	Mr. Ullman’s other compensation for Fiscal 2001 consists of (a) payments by the Company for certain insurance premiums ($3,776); (b) the Company’s contribution to Mr. Ullman’s 401(k) and/or 401(s) retirement account(s) ($2,781); and (c) the taxable value of the personal use of a Company car ($5,546).
[16]	Mr. Ullman’s other compensation for Fiscal 2000 consists of (a) payments by the Company for certain insurance premiums ($3,629); (b) the Company’s contribution to Mr. Ullman’s 401(k) and/or 401(s) retirement account(s) ($2,781); and (c) the taxable value of the personal use of a Company car ($6,778).
[17]	Mr. DeBoer’s other compensation for Fiscal 2002 consists of (a) payments by the Company for certain insurance premiums ($5,789); (b) an automobile allowance ($4,200); and (c) the Company’s contribution to Mr. DeBoer’s 401(k) and/or 401(s) retirement account(s) ($2,317).
[18]	Mr. DeBoer’s other compensation for Fiscal 2001 consists of (a) payments by the Company for certain insurance premiums ($5,333); (b) an automobile allowance ($4,200); and (c) a moving allowance ($60,000).
[19]	Mr. DeBoer’s other compensation for Fiscal 2000 consists of (a) payments by the Company for certain insurance premiums ($170); and (b) an automobile allowance ($727).

The Summary Compensation Table above excludes certain annual compensation in the form of perquisites and other personal benefits where the aggregate amount of such annual compensation does not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for each Named Executive Officer.

II. Option Grants Table

The table which follows includes information concerning individual grants of stock options made during Fiscal 2002 to each Named Executive Officer.

Individual Grants					Potential Realization Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
Name(a)	Number Of Securities Underlying Options Granted (#) (b)	Percentage Of Total Options Granted to Employees In Fiscal Year (c)	Exercise Or Base Price ($/Sh) (d)	Expiration Date (e)	5% ($) (f)	10% ($) (g)
Robert N. Wildrick	100,000	34.5%	10.749	03/15/12	675,999	1,713,114
Robert N. Wildrick	100,000	34.5%	14.88	07/24/12	935,795	2,371,489
Robert B. Hensley	20,000	6.9%	10.749	03/15/12	135,200	342,623
R. Neal Black	20,000	6.9%	10.749	03/15/12	135,200	342,623
David E. Ullman	20,000	6.9%	10.749	03/15/12	135,200	342,623
Jerry L. DeBoer	5,000	1.7%	10.749	03/15/12	33,800	85,656

III. Aggregated Option Exercises in Fiscal 2002 and Fiscal Year-End Option Values

The table which follows includes information concerning individual exercises of stock options made during Fiscal 2002 by each Named Executive Officer and the fiscal year-end value of unexercised options held by such officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SAR’s at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End[20] ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert N. Wildrick	0	0	976,000	0	15,442,288	0
Robert B. Hensley	0	0	70,000	0	1,140,020	0
R. Neal Black	0	0	75,000	0	1,205,020	0
David E. Ullman	0	0	80,000	0	1,227,520	0
Jerry L. DeBoer	0	0	5,000	0	53,755	0

[20]	Based on a closing price of the Common Stock of $21.50 on January 31, 2003, the last trading day of Fiscal 2002.

Executive Employment Agreements

Robert N. Wildrick

Mr. Wildrick is employed by the Company as CEO pursuant to an amended employment agreement expiring January 29, 2005. Mr. Wildrick currently receives an annual base salary of $769,500 and is eligible to receive a basic bonus of up to 125% of his base salary or, in lieu thereof, an incentive bonus of up to 250% of his base salary (see the description of “Cash-Based Compensation” in the section of this Proxy Statement titled “Compensation Committee Report”). The annual bonus is generally conditioned upon satisfaction of the Company’s EPS Goals. However, a bonus of $56,250 was guaranteed and paid to Mr. Wildrick for the period from November 1, 1999 through January 29, 2000 and a bonus of $168,750 was guaranteed and paid to Mr. Wildrick for the period from January 30, 2000 through October 31, 2000. The guaranteed bonus for the period from January 30, 2000 through October 31, 2000 was credited against the performance-based bonus paid to Mr. Wildrick for Fiscal 2000. In Fiscal 1999, the Company granted to Mr. Wildrick an option to purchase 600,000 shares of Common Stock at an exercise price of $3.41 per share. The option is fully vested. The exercise price of the option was calculated as the average closing price of the Common Stock for the thirty day trading period commencing ten trading days prior to November 1, 1999 (Mr. Wildrick’s start date with the Company). In Fiscal 1999, Mr. Wildrick was paid a moving allowance of $110,000 in accordance with the employment agreement. The Company or Mr. Wildrick may terminate the employment agreement without cause or good reason upon sixty days written notice. The Company may terminate the employment agreement for cause. Mr. Wildrick may terminate the employment agreement for good reason or change in control. In addition to any prorated bonus to which Mr. Wildrick may be entitled, Mr. Wildrick will be entitled to termination compensation of (i) $900,000, if the employment agreement expires according to its terms; (ii) $1,500,000, if the employment agreement is terminated by the Company without cause or by Mr. Wildrick for good reason; or (iii) $1,800,000, if the employment agreement is terminated by Mr. Wildrick upon a change of control of the Company or by the Company within 90 days following a change of control of the Company. Mr. Wildrick will generally be subject to certain non-compete restrictions following the term of his employment with the Company.

Robert B. Hensley

Mr. Hensley is employed by the Company as the Executive Vice President for Stores and Operations pursuant to an amended employment agreement expiring January 31, 2005. Mr. Hensley currently receives an annual base salary of $290,000. Mr. Hensley is currently eligible to receive a basic bonus of up to 60% of his base salary or, in lieu thereof, an incentive bonus of up to 120% of his base salary (see the description of “Cash-Based Compensation” in the section of this Proxy Statement titled “Compensation Committee Report”). The annual bonus is conditioned upon the satisfaction of certain performance goals set by the Compensation Committee for Mr. Hensley and the Company. In Fiscal 1999, the Company granted to Mr. Hensley an option to purchase 50,000 shares of Common Stock at an exercise price of $3.00 per share (the market closing price of the Common Stock on Mr. Hensley’s start date with the Company). The option is fully vested. Mr. Hensley was paid a moving allowance of $58,281 in Fiscal 2000 and $16,804 in Fiscal 2001. If Mr. Hensley is terminated without cause or resigns for good reason, or if the employment agreement expires without the Company having offered to Mr. Hensley at least a one year renewal or extension of the employment period on its then current terms, Mr. Hensley shall be entitled to receive termination compensation equal to his base salary for a period of twelve (12) months following the date of termination plus a prorated portion of the bonus for the then current bonus year. Mr. Hensley will generally be subject to certain non-compete restrictions following the term of his employment with the Company.

R. Neal Black

Mr. Black is employed by the Company as the Executive Vice President for Merchandising and Marketing pursuant to an amended employment agreement expiring January 31, 2005. Mr. Black currently receives an annual base salary of $290,000. Mr. Black is currently eligible to receive a basic bonus of up to 60% of his base salary or, in lieu thereof, an incentive bonus of up to 120% of his base salary (see the description of “Cash-Based Compensation” in the section of this Proxy Statement titled “Compensation Committee Report”). The annual bonus is conditioned upon the satisfaction of certain performance goals set by the Compensation Committee for Mr. Black and the Company. In Fiscal 1999, the Company granted to Mr. Black an option to purchase up to 55,000 shares of Common Stock at an exercise price of $3.50 per share (the market closing price of the Common Stock on Mr. Black’s start date with the Company). The option is fully vested. Mr. Black was paid a moving allowance of $55,489 in Fiscal 2000. If Mr. Black is terminated without cause or resigns for good reason, or if the employment agreement expires without the Company having offered to Mr. Black at least a one year renewal or extension of the employment period on its then current terms, Mr. Black shall be entitled to receive termination compensation equal to his base salary for a period of twelve (12) months following the date of termination plus a prorated portion of the bonus for the then current bonus year. Mr. Black will generally be subject to certain non-compete restrictions following the term of his employment with the Company.

David E. Ullman

Mr. Ullman is employed by the Company as the Executive Vice President- Chief Financial Officer pursuant to an amended and restated employment agreement expiring January 31, 2005. Mr. Ullman currently receives an annual base salary of $240,000. Mr. Ullman is currently eligible to receive a basic bonus of up to 60% of his base salary or, in lieu thereof, an incentive bonus of up to 120% of his base salary (see the description of “Cash-Based Compensation” in the section of this Proxy Statement titled “Compensation Committee Report”). The annual bonus is conditioned upon the satisfaction of certain performance goals set by the Compensation Committee for Mr. Ullman and the Company. If Mr. Ullman is terminated without cause or resigns for good reason, or if the employment agreement expires without the Company having offered to Mr. Ullman at least a one year renewal or extension of the employment period on its then current terms, Mr. Ullman shall be entitled to receive termination compensation equal to his base salary for a period of eighteen (18) months following the date of termination plus a prorated portion of the bonus for the then current bonus year. Mr. Ullman will generally be subject to certain non-compete restrictions following his term of employment with the Company.

Jerry L. DeBoer

Mr. DeBoer is employed by the Company as Senior Vice President for Marketing pursuant to a letter agreement dated November 20, 2000. In Fiscal 2000, Mr. DeBoer received a signing bonus of $10,000. Mr. DeBoer currently receives a base salary of $200,000. Mr. DeBoer is currently eligible to receive a basic bonus of up to 50% of his base salary or, in lieu thereof, an incentive bonus of up to 75% of his base salary (see the description of “Cash-Based Compensation” in the section of this Proxy Statement titled “Compensation Committee Report”). The annual bonus is conditioned upon the satisfaction of certain performance goals set by the Compensation Committee for Mr. DeBoer and the Company. Mr. DeBoer was paid a moving allowance of $60,000 in Fiscal 2001. Under the terms of the letter agreement, Mr. DeBoer’s employment with the Company may be terminated at any time by either Mr. DeBoer or the Company. In the event Mr. DeBoer’s employment with the Company ends due to reasons other than voluntary resignation or for cause, Mr. DeBoer shall be entitled to receive termination compensation equal to his base salary for a period of twelve (12) months following the date of termination.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

(a) Security Ownership of Certain Beneficial Owners. The following table sets forth information, as of the Record Date, with respect to any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who is known to the Company to be the beneficial owner of more than five percent (5%) of the Common Stock, the Company’s only class of voting securities.21

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Kern Capital Management LLC 114 West 47th Street Suite 1926 New York, New York 10036	668,200	10.77

Soros Fund Management LLC 888 7th Avenue Suite 3300 New York, New York 10106	583,901	9.41

Executive Life Insurance Company of New York 123 Williams Street New York, New York 10038	410,914	6.63

[21]	All information is as of the Record Date (unless otherwise disclosed) and was determined in accordance with Rule 13d-3 under the Exchange Act based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission. Under Rule 13d-3, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of Common Stock beneficially owned. For each person or entity listed, the amounts presented include shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of the Record Date. Percentages are computed on the basis of 6,202,123 shares of Common Stock outstanding as of the Record Date plus the applicable option amounts for the person, entity or group.

(b) Security Ownership of Management. The following table sets forth information, as of the Record Date, with respect to the Common Stock (the Company’s only class of voting securities) beneficially owned by (i) each of the Named Executive Officers; (ii) each of the directors; and (iii) all of the executive officers and directors as a group.22

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
R. Neal Black	80,100[23]	1.28
Jerry L. DeBoer	10,072[24]	*
Robert B. Hensley	75,100[25]	1.20
David E. Ullman	85,000[26]	1.35
Robert N. Wildrick	989,000[27]	13.78
Andrew A. Giordano	40,250[28]	*
Gary S. Gladstein	45,889[29]	*
David A. Preiser	39,642[30]	*
All executive officers and directors as a group (11 persons)	1,429,219[31]	18.88

*	Less than 1%.
[22]	All information is as of the Record Date (unless otherwise disclosed) and was determined in accordance with Rule 13d-3 under the Exchange Act based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission. Under Rule 13d-3, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of Common Stock beneficially owned. For each person or entity listed, the amounts presented include shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of the Record Date. Percentages are computed on the basis of 6,202,123 shares of Common Stock outstanding as of the Record Date plus the applicable option amounts for the person, entity or group.
[23]	Mr. Black’s shares consist of a direct beneficial interest in 100 shares of Common Stock and 80,000 shares of Common Stock issuable on the exercise of outstanding options.
[24]	Mr. DeBoer’s shares consist of an indirect beneficial interest in 72 shares of Common Stock owned by his son and 10,000 shares of Common Stock issuable on the exercise of outstanding options.
[25]	Mr. Hensley’s shares consist of a direct beneficial interest in 100 shares of Common Stock and 75,000 shares of Common Stock issuable on the exercise of outstanding options.
[26]	Mr. Ullman’s shares consist of 85,000 shares of Common Stock issuable on the exercise of outstanding options.
[27]	Mr. Wildrick’s shares consist of a direct beneficial interest in 13,000 shares of Common Stock and 976,000 shares of Common Stock issuable on the exercise of outstanding options.
[28]	Mr. Giordano’s shares consist of a direct beneficial interest in 12,250 shares of Common Stock and 28,000 shares of Common Stock issuable on the exercise of outstanding options.
[29]	Mr. Gladstein may be deemed to beneficially own the Common Stock owned by Soros Fund Management LLC because he is a Senior Consultant to Soros Fund Management LLC. Mr. Gladstein disclaims beneficial ownership of the shares owned by Soros Fund Management LLC other than his beneficial interest in the Common Stock through his equity interest in Soros Fund Management LLC. Mr. Gladstein’s shares consist of a direct beneficial interest in 20,889 shares of Common Stock and 25,000 shares of Common Stock issuable on the exercise of outstanding options.
[30]	Mr. Preiser may be deemed to beneficially own 4,488 shares of Common Stock owned by Houlihan, Lokey, Howard & Zukin, Inc. because he is a Senior Managing Director of Houlihan, Lokey, Howard & Zukin, Inc. Mr. Preiser disclaims beneficial ownership of the shares owned by Houlihan, Lokey, Howard & Zukin, Inc. Mr. Preiser’s shares consist of a direct beneficial interest in 10,642 shares of Common Stock and 29,000 shares of Common Stock issuable on the exercise of outstanding options.
[31]	The total shares owned by the individuals constituting the group of executive officers and directors (a) include shares of Common Stock issuable on the exercise of outstanding options as set forth in footnotes (23) through (30); (b) include shares of Common Stock in which such individual holds an indirect beneficial interest as set forth in footnote (24); (c) exclude shares of Common Stock for which such individuals may be deemed beneficial owners, but for which such individuals disclaim beneficial ownership as set forth in footnotes (29) and (30); and (d) includes 64,166 shares of Common Stock owned by the other executive officers of the Company or issuable to the other executive officers of the Company on the exercise of outstanding options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file reports of beneficial ownership of Common Stock (Forms 3, 4, and 5) with the Securities and Exchange Commission and NASDAQ. Officers, directors, and greater-than-ten percent stockholders are required to furnish the Company with copies of all such forms that they file.

To the Company’s knowledge, based solely on the Company’s review of the copies of Forms 3, 4 and 5 and amendments thereto, received by it during or with respect to Fiscal 2002, all filings applicable to its officers, directors, greater-than-ten percent stockholders and other persons subject to Section 16 of the Exchange Act were timely except as follows. On March 18, 2003, Mr. Richard E. Pitts, treasurer of the Company, filed a Form 5 to report the exercise of an option to acquire 8,000 shares of Common Stock and the immediate sale of such shares. The transaction took place on May 29, 2002.

Equity Compensation Plan Information

The table which follows contains information, as of the end of Fiscal 2002, on the Company’s equity compensation plans.

Plan Category	(a) Number of Securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a))
Equity compensation plans approved by the Company’s stockholders	812,200	$7.78	333,149
Equity compensation plans not approved by the Company’s stockholders	600,000	$3.41	0
Total	1,412,200	$5.92	333,149

On September 14, 1999, the Board authorized a pool of 600,000 shares of Common Stock to support a grant of options to be issued in order to attract a new chief executive officer to the Company. Mr. Wildrick was hired as CEO on November 1, 1999 pursuant to an employment agreement (which is more fully discussed in the section of this Proxy Statement titled “Executive Employment Agreements”). The Company thereupon issued to Mr. Wildrick an option to purchase up to 600,000 shares of Common Stock at an exercise price of $3.41 per share. The exercise price of the options was calculated as the average closing price of the Common Stock for the thirty day trading period commencing ten trading days prior to Mr. Wildrick’s start date with the Company. The options are currently exercisable. The options will expire on the earlier of (a) November 1, 2009, (b) the date of termination of Mr. Wildrick’s employment if Mr. Wildrick’s employment is terminated for cause or by Mr. Wildrick voluntarily without the consent of the Company, or (c) the date which is one year after the date of termination of Mr. Wildrick’s employment if Mr. Wildrick’s employment terminates by reason other than (i) for cause, (ii) by Mr. Wildrick voluntarily without the consent of the Company or (iii) death.

Performance Graph

The graph below compares changes in the cumulative total stockholder return (change in stock price plus reinvested dividends) for the period from January 30, 1998 through January 31, 2003 of an initial investment of $100 invested in (i) the Company’s Common Stock (Jos. A. Bank), (ii) the Total Return Index for the Nasdaq Stock Market (U.S.) (Nasdaq U.S.) and (iii) the Total Return Index for Nasdaq Retail Trade Stocks (Nasdaq Retail). The measurement date for each point on the graph is the last trading day prior to the beginning of the fiscal year noted on the horizontal axis. The stock price performance is not included to forecast or indicate future price performance.

PROPOSAL NO. 2

RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board and its Audit Committee have selected KPMG as the Company’s independent public accountants with respect to its operations for Fiscal 2003. In taking this action, the members of the Board and the Audit Committee considered KPMG’s independence with respect to the services to be performed. Representatives of KPMG (which was also the principal accountant for Fiscal 2002) are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Company will present at the Meeting a proposal for the ratification of the selection of KPMG as the Company’s independent public accountants for Fiscal 2003. The Board believes that this proposal is advisable and in the best interest of the stockholders. If the selection of KPMG is not ratified, the matter of the selection of independent public accountants will be reconsidered by the Board. The Board may or may not elect to continue the engagement of KPMG. Due to the difficulty and expense of changing independent public accountants mid-year, it is unlikely that any decision by the Committee to not continue the engagement of KPMG would be effective immediately.

The Board recommends a vote FOR the ratification of the selection of KPMG as the Company’s independent public accountants for Fiscal 2003.

Audit Fees

Fees for audit services provided by KPMG were approximately $105,000.

All Other Fees

Audit-Related Fees:

Fees for audit-related services provided by KPMG in connection with accounting research, registration statements and a benefit plan audit were approximately $11,000.

Tax Fees: Fees for tax compliance were approximately $77,500.

Other: Fees for other services were approximately $13,600.

The Audit Committee has determined that the provision of these services is compatible with maintaining the independence of the accountants.

Change in Independent Public Accountants

On May 1, 2002, on the recommendation of the Audit Committee, the Board of Directors dismissed Arthur Andersen LLP as the Company’s independent public accountants and engaged KPMG to serve as the Company’s independent public accountants for Fiscal 2002. The appointment of KPMG was ratified by stockholders at the Company’s 2002 Annual Meeting of Stockholders.

Arthur Andersen’s reports on the Company’s consolidated financial statements for the respective fiscal years ended February 2, 2002 (“Fiscal 2001”) and February 3, 2001 (“Fiscal 2000”) did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During Fiscal 2000 and Fiscal 2001 and through May 1, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(l)(v) of Regulation S-K.

The Company provided Arthur Andersen with a copy of the foregoing disclosures. A copy of Arthur Andersen’s letter, dated May 1, 2002, stating its agreement with such statements, is incorporated by reference to Exhibit 16 filed with the Current Report on Form 8-K dated May 8, 2002.

During Fiscal 2000 and Fiscal 2001 and through May 1, 2002, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Stockholder Proposals

Any stockholder who intends to present a proposal to be included in the Company’s proxy statement for action at the Company’s annual meeting of stockholders anticipated to be held on June 22, 2004, must comply with and meet the requirements of Regulation 14a-8 of the Exchange Act. That regulation requires, among other things, that a proposal to be included in the Company’s proxy statement for its annual meeting in 2004 must be received by the Company at its principal executive office, 500 Hanover Pike, Hampstead, Maryland 21074, Attn: Charles D. Frazer, Esquire, by February 23, 2004. In addition, if a stockholder presents a proposal by March 23, 2004, Common Stock represented at such meeting by proxies solicited by the Board may be voted on such stockholder proposal in the discretion of the proxy holders.

Other Business

The Board knows of no business that will come before the Meeting for action except as described in the accompanying Notice of Meeting. However, as to such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

The Board encourages you to have your shares voted at the Meeting by signing and returning the enclosed form of proxy. The fact that you will have returned your proxy in advance will in no way affect your right to vote in person should you attend the Meeting. However, by signing and returning the proxy you have assured your representation at the Meeting. Thank you for your cooperation.

THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING. YOUR COOPERATION WILL BE APPRECIATED.

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Purpose

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Jos. A Bank Clothiers, Inc. (the “Company”) to assist the Board with the oversight of: (1) the integrity of the financial statements of the Company; (2) the independent auditor’s qualifications and independence; (3) the performance of the Company’s internal audit function and independent auditor; (4) the adequacy of the Company’s systems of internal accounting and financial controls; and (5) the Company’s compliance with ethics policies and legal and regulatory requirements. The Committee shall report to the Board with respect to such matters and initiate and/or approve appropriate changes in any or all of these areas when necessary.

Committee Membership

The Committee shall consist of no fewer than three directors, each of whom shall meet the independence and experience requirements of the Nasdaq National Market listing standards, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the United States Securities and Exchange Commission (the “Commission”). All members of the Committee shall in the judgment of the Board have, at the time of his or her appointment to the Committee, a working familiarity with basic finance and accounting practices and the ability to read and understand fundamental financial statements.

Committee Authority and Responsibilities

The Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the appointment, compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. Any such de minimis non-audit services not pre-approved by the Committee shall be approved by the Committee prior to the completion of the audit. The Committee may form subcommittees consisting of one or more members of the Committee and delegate thereto authority, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting. The Committee shall promptly report the approval of any permitted non-audit services to management for disclosure in the Company’s periodic reports.

The Committee shall have the authority, to the extent it deems necessary or appropriate to carry out its duties, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

The Committee shall review management’s budget and plan for each fiscal year.

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

Financial Statement and Disclosure Matters

The Committee, as required by applicable law, rules or regulations and otherwise to the extent it deems necessary or appropriate, shall:

1.	Review with management and the independent auditor the financial statements and disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) to be

included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K), including management’s and the independent auditor’s judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

2.	Discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards including matters relating to the conduct of the audit, any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

3.	Recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

4.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements, including disclosures made in MD&A, prior to the filing of the Company’s quarterly reports on Form 10-Q, the results of the independent auditor’s reviews of the quarterly financial statements and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards.

5.	Prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

6.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

7.	Review and discuss regular reports from the independent auditors on:

(a)	all critical accounting policies and practices to be used;

(b)	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

(c)	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

8.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

9.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

10.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

11.	Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

12.	Review management’s assessment of the effectiveness of the Company’s internal controls as of the end of the most recent fiscal year and the independent auditor’s report on management’s assessment.

Oversight of the Company’s Relationship with the Independent Auditor

The Committee, as required by applicable law, rules or regulations and otherwise to the extent it deems necessary or appropriate, shall:

1.	Review and evaluate the lead partner of the independent auditor team.

2.	Obtain and review a report from the independent auditor at least annually regarding:

(a)	the independent auditor’s internal quality control procedures;

(b)	any material issues raised by the most recent internal quality control review, or peer review, of the firm or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm;

(c)	any steps taken to deal with any such issues; and

(d)	all relationships between the independent auditor and the Company.

3.	Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. (The Committee shall present its conclusions with respect to the independent auditor to the Board.)

4.	Obtain and review the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discuss with the independent auditor the independent auditor’s independence.

5.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating independent auditing firms on a regular basis.

6.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

7.	Meet with the independent auditor and financial management of the Company prior to the audit to discuss the planning and staffing of the audit, the scope of the prospective audit and the audit procedures to be utilized, the estimated fees therefore and such other matters pertaining to the audit as the Committee may deem appropriate, and, at the conclusion thereof, review the audit, including any comments or recommendations made by the independent auditor.

Oversight of the Company’s Internal Audit Function

The Committee, as required by applicable law, rules or regulations and otherwise to the extent it deems necessary or appropriate, shall be responsible for oversight of the Company’s internal audit function.

Compliance Oversight Responsibilities

The Committee, as required by applicable law, rules or regulations and otherwise to the extent it deems necessary or appropriate, shall:

1.	Obtain from the independent auditor assurance that during the course of conducting the audit the auditor did not detect or otherwise become aware of information indicating that an illegal act has or may have occurred and that Section 10A(b) of the Exchange Act has not been implicated.

2.	Review and approve all related party transactions in accordance with the listing standards of the Nasdaq National Market.

3.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

4.	Administer the Ethics Policy as it relates to the Chief Executive Officer, Chief Financial Officer, General Counsel, and the members of the Board of Directors.

5.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

6.	Investigate such matters as it deems appropriate in connection with fulfilling its duties and responsibilities.

Meetings; Reports to the Board

The Committee shall meet as often as it deems necessary, but not less frequently than quarterly.

The Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions.

The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Among the items to be discussed in executive session are the independent auditor’s evaluation of the Company’s financial, accounting, and auditing personnel and the cooperation that the independent auditor received during the course of the audit.

The Committee shall make regular reports to the Board and shall submit to the Board the minutes of all meetings of the Committee or otherwise communicate to the Board the matters discussed at each of the Committee’s meetings.

Limitation of Audit Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

PROXY
JOS. A. BANK CLOTHIERS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert N. Wildrick and Charles D. Frazer, or either of them, as Proxy or Proxies of the undersigned, each with full power of substitution and resubstitution, to attend and represent the undersigned at the annual meeting of stockholders of JoS. A. Bank Clothiers, Inc. to be held at the company’s headquarters, 500 Hanover Pike, Hampstead, Maryland, on June 17, 2003 at 10:00 a.m. Eastern Time, or at any adjournments thereof, and vote thereat the number of shares of stock of the company which the undersigned would be entitled to vote if personally present, in accordance with the instructions set forth on this proxy card, and in their discretion on all other matters coming before the meeting or any adjournments thereof. Any proxy heretofore given by the undersigned with respect to shares is hereby revoked.

Please mark boxes ☐ in blue or black ink.

1.	Election of one (1) director: Andrew A. Giordano. (Mark only one of the two boxes for this item)	☐	VOTE FOR Andrew A. Giordano.	☐	VOTE WITHHELD as to Andrew A. Giordano.	☐ ABSTAIN

2.	Ratification of the selection of KPMG LLP as the Company’s independent public accountants for the fiscal year ending January 31, 2004. (Mark only one of the three boxes for this item)

☐ FOR ☐ AGAINST ☐ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. When properly executed, this Proxy will be voted as directed. If no direction is made, this Proxy will be voted “FOR” Mr. Giordano and “FOR” the ratification of the selection of KPMG LLP.

Please mark, date, sign and return this Proxy promptly in the enclosed envelope.

Please sign exactly as name appears on the shares being voted. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or in other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:	, 2003

Signature

Print Name(s)

Signature, if held jointly